Exhibit 10.12


                                                        Includes Amendment No. 4

                      WEBSTER BANK, A FEDERAL SAVINGS BANK
                 AMENDED AND RESTATED DEFERRED COMPENSATION PLAN
                           FOR DIRECTORS AND OFFICERS

                                    ARTICLE I
                                     PURPOSE

1.1 Purpose. THE WEBSTER BANK, A FEDERAL SAVINGS BANK, AMENDED AND RESTATED DEFERRED COMPENSATION PLAN FOR DIRECTORS AND OFFICERS (the "Plan") is a nonqualified deferred compensation plan designed to enable Directors, Advisory Directors and Senior Officers (as defined below) to defer receipt of compensation on a tax advantaged basis. The Plan is also expected to encourage the continued employment of such employees and to facilitate the recruiting of executive personnel, Directors and Advisory Directors in the future.

1.2 Effective Date. The Plan as amended and restated shall be effective as of October 1st, 1994.

                                   ARTICLE II
                                   DEFINITIONS

2.1 Definitions. As used herein, the following terms shall have the following meanings:

               (a) Advisory Director. A member of the advisory board of the Bank.

               (b) Bank. Webster Bank, a federal savings bank, its successors and assigns.

               (c) Beneficiary. The person designated by the Participant to receive Plan benefits in the event of the Participant's death.

               (d) Board. The Board of Directors of the Bank.

               (e)  Committee.   Any  Committee   authorized  by  the  Board  to
          administer the Plan.

               (f)  Corporation.   Webster  Financial  Corporation,  the  parent
          corporation of the Bank.

               (g) Director. A member of the Board of Directors of the Corporation or the Bank.

               (h) Disability. A Participant's permanent and total incapacity to perform any substantial services for the Corporation or the Bank (as applicable) by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. Disability shall be deemed to exist only when a written application has been filed with the Board by or on behalf of the Participant and when such Disability is certified to the Board by a licensed physician approved by the Board. However, in the event the Participant meets the requirement for disability benefits under the Social Security law then in effect, he shall thereafter be deemed to have incurred a Disability within the meaning of this definition.

               (i) Participant. A Director, an Advisory Director or a Senior Officer who is eligible to participate in the Plan pursuant to Article III.

               (j) Plan. The Webster Bank, a federal savings bank Deferred Compensation Plan, including any amendments, rules and regulations adopted pursuant hereto.


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               (k)  Senior  Officer.  An  employee  of the Bank who  serves as a
          Senior  Vice  President  or any higher  officer  of the Bank.

                                   ARTICLE III
                                  ELIGIBILITY

3.1 Eligibility. Eligibility to participate in the Plan will be limited to a select group of management or highly-compensated employees composed only of Directors, Advisory Directors and Senior Officers who are designated by the Board to participate in the Plan. The Board shall have absolute discretion as to the Directors, Advisory Directors and Senior Officers it chooses to designate as Participants.

                                   ARTICLE IV
                             DEFERRED COMPENSATION

4.1 Deferral of Damages. A Participant who is a Senior Officer may elect to defer all or any portion of any bonus he might be awarded under the Bank's Incentive Compensation Plan (or under any other program or policy of the Bank) with respect to his services during any calendar year provided that the Participant irrevocably elects to defer such amounts before the first day of such calendar year. In the case of a program or policy that provides for incentive compensation that is earned over a period of two or more calendar years, the election shall be made before the first day of the first such calendar year.

4.2 Deferral of Directors' Fees. A Participant who is a Director or Advisory Director may elect to defer all or any portion of any retainer fee or any board or committee meeting fees (or such other compensation) he might earn with respect to his services to the Corporation or the Bank during any single calendar year provided that the Participant irrevocably elects to defer such amounts prior to the commencement of such calendar year.

4.3 Election of Alternative Form of Benefit. At the time the Participant makes any individual election pursuant to this Article IV to defer amounts earned during a calendar year, the Participant may also elect that any amounts deferred pursuant to such election be distributed upon termination of service or employment pursuant to subsection 5.1(b) in ten annual installments. Otherwise, all distributions upon termination of service or employment will be made in a lump sum pursuant to subsection 5.1(a).

4.4 Accounting for Deferred Compensation. The amount of compensation deferred under sections 4.1 and 4.2 above (collectively, "Deferred Compensation") by the Participant shall be credited by the Corporation or the Bank (as applicable) to one of two bookkeeping reserve accounts maintained for each Participant (collectively, the "Bookkeeping Reserve Accounts"), one to be credited with only those deferrals with respect to which the Participant elects installment distributions pursuant to section 4.3 (the "Installment Account") and the other for all other deferrals (the "Regular Account"). A deferral shall be credited to the appropriate Bookkeeping Reserve Account at the end of the calendar month with respect to which the deferral is made. A payment to a Participant or Beneficiary shall be charged to the appropriate Bookkeeping Reserve Account as of the time the payment is made. Interest, compounded monthly, shall be credited on the balance credited to the Bookkeeping Reserve Accounts from time to time
(i) as of the last day of each calendar year during the period beginning when the Deferred Compensation is first so credited, and ending on the last day of the calendar year preceding the date described in (ii) below, and (ii) as of the date of distribution of a final installment payment (pursuant to section 5.1(b) or Section 5.3) or a lump sum payment (pursuant to sections 5.1(a), 5.3, 5.4 or 5.5) of the amounts credited to the Participant's Bookkeeping Reserve Accounts. The rate of interest shall be the interest rate on ten year United


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States  Treasury  obligations,  as reported from time to time in The Wall Street
Journal, plus 100 basis points, adjusted monthly.

                                    ARTICLE V
                     DISTRIBUTION OF DEFERRED COMPENSATION

5.1 Payment Upon Termination of Service or Employment. Except as provided in Sections 5.2 through 5.5 and Section 8.1, upon the termination of service or employment of the Participant, amounts in the Participant's Bookkeeping Reserve Accounts shall be distributed as follows (unless he is immediately thereafter in the employ or service of the Corporation or the Bank):

               (a) Amounts credited to the Regular Account of a Participant shall be paid to such Participant in a single lump sum within 60 days following the date on which the Participant terminates service or employment with the Corporation or the Bank.

               (b) Amounts credited to the Participant's Installment Account shall be distributed in 10 substantially equal, annual installments. The first installment shall be paid to the Participant 60 days following the Participant's termination of service or employment. Subsequent installments shall be paid to the Participant annually on the 60th day of the calendar year commencing with the calendar year immediately following the calendar year in which the Participant received the first installment. Each installment shall be equal to the balance credited to the Installment Account multiplied by a fraction, the numerator of which is 1 and the denominator of which is 10 minus the number of annual installments previously paid the Participant (so that the first installment will be 1/10th of the account, the second installment will be 1/9th of the account and so on).

5.2 Payment Upon Disability. Upon a Participant's Disability, the aggregate amount credited to the participant's Bookkeeping Reserve Accounts shall be paid to the Participant within 60 days following the Participant's termination of service or employment on account of such Disability.

5.3 Payment Upon Death. Upon a Participant's death, the entire amount credited to the Participant's Regular Account shall be paid to the Beneficiary within 60 days following the Participant's death. Installment distributions of the amounts, if any, remaining in the Participant's Installment Account shall continue or commence, within 60 days following the Participant's death, to the Beneficiary pursuant to Section 5.1(b). If the Participant has not designated a Beneficiary, or if the Beneficiary does not survive the Participant, the aggregate amount credited to the Participant's Bookkeeping Reserve Accounts shall be distributed in a single lump sum to the participant's estate.

5.4 Payment Upon Termination in Connection with Change Control. The amount credited to a Participant's Bookkeeping Reserve Accounts shall be paid to the Participant within 30 days following the date on which the Participant terminates service or employment with the Corporation or the Bank (unless he is immediately thereafter in the service or employ of the Corporation or the Bank), voluntarily or involuntarily, in connection with or within one year after a change in control of the Corporation or the Bank (as defined in the following sentence) or the threat of a change in control of the Corporation. A "change in control" of the Corporation shall be deemed to have taken place if: (i) any person becomes the beneficial owner of 20 percent or more of the total number of voting shares of the Corporation; (ii) any person becomes the beneficial owner of 10 percent or more, but less than 20 percent of the total number of voting shares of the Corporation, if the board of directors of the Corporation has made a determination that such beneficial ownership constitutes or will constitute control of the Corporation; (iii) any person (other than the persons named as proxies solicited on behalf of the board of directors of the Corporation) holds revocable or irrevocable proxies, as to the election or removal of two or more directors of the Corporation, for 20 percent or more of the total number of voting shares of the Corporation; (iv) any person has commenced a tender or exchange offer, or entered into an agreement or received an option, to acquire beneficial ownership of 20 percent or more of the total number of voting shares of the Corporation, whether or not the requisite


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

regulatory approval for such acquisition has been received; or (v) as the result of, or in connection with, any cash tender or exchange offer, merger, or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Corporation before such transaction shall cease to constitute at least two-thirds of the board of directors of the Corporation or any successor corporation. A "change in control" of the Bank shall be deemed to have taken place if the Corporation's beneficial ownership of the total number of voting shares of the Bank is reduced to less than 50 percent. For purposes of this Section 5.4, a "person" includes an individual, corporation, partnership, trust or group acting in concert. A person for these purposes shall be deemed to be a beneficial owner as that term is used in Rule 13d-3 under the Securities Exchange Act of 1934. Whether there exists a threat of a change in control of the Corporation for purposes of this Plan shall be determined by the board of directors of the Corporation, which determination shall be final and conclusive.

                                   ARTICLE VI
                                    FUNDING

          It is the intention of the Corporation and the Bank, the eligible Participants and their Beneficiaries, and each other party to the Plan that the arrangements hereunder be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. The rights of eligible Participants and their Beneficiaries shall be solely those of a general unsecured creditor of the Corporation or the Bank (as applicable). The Plan constitutes a mere promise by the Corporation or the Bank (as applicable) to make benefit payments in the future.

          The obligation of the Corporation or the Bank (as applicable) to pay benefits under this Plan shall be interpreted as a contractual obligation to pay only those amounts described in Article IV in the manner and under the conditions prescribed in Article V. Any assets set aside to fund Deferred Compensation shall be subject to the claims of general creditors, and no person other than the Corporation or the Bank (as applicable) shall, by virtue of the provisions of the Plan, have any interest in such funds.

          Prior to the occurrence of a change in control (as defined in this Article VI), neither the Bank nor the Corporation shall have any obligation to fund the benefits payable under this Plan. If the Corporation or the Bank determines, prior to a change in control, that Deferred Compensation under the Plan should be funded, it may utilize, singly or in combination, any method of funding it may deem appropriate, including, but not limited to, terminal funding, a group or individual trust, annuity contracts or life insurance contracts.

          Upon the occurrence of a change in control (as defined in this Article
VI), the Corporation shall (unless the Corporation's liabilities under the Plan have been fully discharged) adopt and fully fund a trust, the terms of which shall conform with the language of the model trust agreement set forth in Revenue Procedure 92-64 issued by the Internal Revenue Service (or any successor thereto) relating to trusts established in connection with unfunded deferred compensation arrangements (or, if such trusts are no longer available for use in connection with unfunded deferred compensation arrangements, any other instrument which is designed to provide a similar level of security and to have the same tax results as such trust).

          For purposes of this Article VI, a "change in control" shall mean the occurrence of any of the following events: (1) Any person becomes the beneficial owner of twenty five percent (25%) or more of the total number of voting shares of the Corporation;

                  (2) Any person becomes the beneficial owner of ten percent (10%) or more, but less than twenty-five percent (25%), of the total number of voting shares of the Corporation, unless


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


the Director of the Office of Thrift Supervision (the "OTS Director") has approved a rebuttal agreement filed by such person or such person has filed a certification with the OTS Director;

                  (3) Any person (other than the persons named as proxies solicited on behalf of the board of directors of the Corporation) holds revocable or irrevocable proxies, as to the election or removal of two or more directors of the Corporation, for twenty-five percent (25%) or more of the total number of voting shares of the Corporation;

                  (4) Any person has received the approval of the OTS Director under Section 10 of the Home Owners' Loan Act, as amended (the "Holding Company Act"), or regulations issued thereunder, to acquire control of the Corporation;

                  (5) Any person has received approval of the OTS Director under
Section 7(j) of the Federal Deposit Insurance Act, as amended (the "Control Act"), or regulations issued thereunder, to acquire control of the Corporation;

                  (6) Any person has commenced a tender or exchange offer, or entered into an agreement or received an option, to acquire beneficial ownership of twenty-five percent (25%) or more of the total number of voting shares of the Corporation, whether or not the requisite approval for such acquisition has been received under the Holding Company Act, the Control Act, or the respective regulations issued thereunder;

                  (7) As a result of, or in connection with, any cash tender offer or exchange offer, merger, or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Corporation before such transaction shall cease to constitute at least two-thirds of the board of directors of the Corporation or any successor corporation; or

                 (8) The Corporation's beneficial ownership of the total number of voting shares of the Bank is reduced to less than fifty percent (50%).

Notwithstanding the foregoing, a change in control will not be deemed to have occurred under Section 2, Section 3, Section 4, Section 5 or Section 6 of this
Article VI if, within thirty (30) days of such action, the board of directors of the Corporation (by a two-thirds affirmative vote of the directors in office before such action occurred) makes a determination that such action does not and is not likely to constitute a change in control of the Corporation for purposes of this Article VI. For purposes of this Article VI, a "person" includes an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, unincorporated organization, joint-stock company or similar organization or group acting in concert. A person for these purposes shall be deemed to be a beneficial owner as that term is used in Rule 13d-3 under the Securities Exchange Act of 1934.

                                   ARTICLE VII
                                 ADMINISTRATION

7.1 Administration. The Plan will be administered by the Board or the Committee. The Board or the Committee will have absolute discretion to:(a) interpret the Plan,

          (b) create and revise rules and procedures for the administration of the Plan, and

          (c) take any other actions and make any other determinations as it may deem necessary and proper for the administration of the Plan. Any expenses incurred in the administration of the Plan will be paid by the Bank.


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

7.2 Determinations. All decisions and determinations by the Board or the Committee shall be final and binding upon all Participants and Beneficiaries.

                                  ARTICLE VIII
                   AMENDMENT, DISCONTINUANCE, AND TERMINATION

          The Board retains the right to modify, amend, discontinue or terminate the Plan at any time; provided, however, that no modification, amendment, discontinuance or termination shall adversely affect the rights of Participants to amounts credited to the Bookkeeping Reserve Accounts maintained on their behalf before such modification, amendment, discontinuance or termination. Notice of every such modification, amendment, discontinuance or termination shall be given in writing to each Participant. In the case of termination of the Plan, any amounts credited to the Bookkeeping Reserve Account of a Participant shall be distributed in full to such Participant as soon as reasonably
practicable   following   such   termination.

                                   ARTICLE IX
                                 MISCELLANEOUS

9.1 Non-Guarantee of Employment. Participation in the Plan does not give any person any right to be retained in the service of the Bank or the Corporation. The right and power of the Bank or the Corporation to terminate any individual is expressly reserved.

9.2 Rights of Participants and Beneficiaries to Benefits. All rights of a Participant or Beneficiary under the Plan to amounts credited to Bookkeeping Reserve Accounts are mere unsecured contractual rights of the Participant or Beneficiary and are solely those of unsecured, general creditors of the Corporation or the Bank (as applicable).

9.3 No Assignment. No rights or benefits under the Plan shall be subject in any way to voluntary or involuntary alienation, sale, transfer, assignment, pledge, attachment, garnishment, execution, or encumbrance, and any attempt to accomplish the same shall be void.

9.4 Withholding. The Corporation or the Bank shall have the right to deduct from any distribution any taxes required by law to be withheld from a Participant with respect to such award.

9.5 Account Statements. Periodically (as determined by the Board), each Participant shall receive a statement indicating the amounts credited to and distributed from the Participant's Bookkeeping Reserve Account during such period.

9.6 Masculine, Feminine, Singular and Plural. The masculine shall be read in the feminine, the singular in the plural, and vice versa, whenever the context shall so require.

9.7 Governing Law. Except to the extent preempted by applicable federal laws, the Plan shall be construed according to the laws of the State of Connecticut, other than its choice of law principles.

9.8 Titles. The titles to Articles and Sections in this Plan are placed herein for convenience of reference only, and the Plan is not to be construed by reference thereto.

9.9 Other Plans. Nothing in this Plan shall be construed to affect the rights of a Participant, his Beneficiaries, or his estate to receive any retirement or death benefit under any tax qualified or nonqualified pension plan, deferred compensation agreement, insurance agreement, tax-deferred annuity or other retirement plan of the Bank or the Corporation.


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



                                                                         ANNEX I

                 Special Provisions for Certain Former Directors
                              of Derby Savings Bank

          Effective as of January 31, 1997 (the "Acquisition Date"), Derby Savings Bank ("Derby") was merged with and into the Bank. Effective as of the Acquisition Date, all of the obligations of Derby under the Derby Savings Bank Deferred Compensation Plan for Directors (the "Derby Plan") were transferred to, and assumed by, the Bank.

         (1) No person who was a participant in the Derby Plan on the Acquisition Date shall become a Participant in the Plan unless the Board specifically designates such person as being eligible to participate in the Plan pursuant to Section 3.1. In the event the Board designates any such person as being eligible to participate in the Plan during any portion of 1997, such person's deferral election under the Derby Plan for the 1997 plan year shall remain in effect as such person's deferral election under the Plan for the 1997 plan year.

         (2) If a former participant in the Derby Plan becomes a Participant in the Plan on or about the Acquisition Date, such person shall not be deemed to have incurred a termination of service as a director under the Derby Plan and shall not be entitled to receive (or commence to receive) a distribution of the benefits which he accrued thereunder until he subsequently incurs a termination of service under the Plan. However, if a former participant in the Derby Plan does not become a Participant in the Plan on or about the Acquisition Date, such person shall be deemed to have incurred a termination of service as a director under the Derby Plan and shall be entitled to receive (or commence to receive) a distribution of the benefits which he accrued thereunder.

         (3) Each person who had an "Individual Deferred Compensation Account" under the Derby Plan immediately prior to the Acquisition Date will have established on his behalf a Bookkeeping Reserve Account under the Plan. Those deferrals (and the earnings credited thereto) which such person elected to be paid in installments under the Derby Plan shall be credited to an Installment Account established for the benefit of such person under the Plan. All other deferrals (and the earnings credited thereto) which such person elected under the Derby Plan shall be credited to a Regular Account established for the benefit of such person under the Plan.

         (4) All amounts which had accrued under the Derby Plan and which are credited to a person's Installment Account or Regular Account under the terms of this Annex I shall be distributed at the time, and in the form, set forth in
Article V of the Plan.

         (5) Except as otherwise provided in this Annex I, all of the provisions of the Plan shall apply to each person who was a participant in the Derby Plan immediately prior to the Acquisition Date.